Exhibit 3.1


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AMERICAN PORTABLE TELECOM, INC.


                  AMERICAN PORTABLE TELECOM, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the corporation is AMERICAN PORTABLE TELECOM, INC. The original Certificate of Incorporation of the corporation was filed with the Secretary of State on July 23, 1991. The name of the corporation set forth in such original Certificate of Incorporation was AMERICAN PORTABLE TELECOMMUNICATIONS, INC.

                  2. On January 18, 1996 a Certificate of Amendment was filed amending the corporation's Certificate of Incorporation to change its name to AMERICAN PORTABLE TELECOM, INC.

                  3. This Restated  Certificate  of  Incorporation  restates and
integrates  and  further  amends  the  Certificate  of   Incorporation  of  this
corporation by revising such document in its entirety.

                  4. This text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:


                                    ARTICLE I
                                    ---------

                  The name of the corporation is

                         AMERICAN PORTABLE TELECOM, INC.


                                   ARTICLE II
                                   ----------

                  The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III
                                   -----------

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; provided, however, that the corporation, without the written consent of TDS, shall not, directly or indirectly (through a subsidiary of the corporation or any other person or otherwise) for its own account or that of another, own, invest or otherwise have an interest in, lease, operate or manage any business other than a business engaged solely in the construction of, the ownership of interests in and/or the management and operation of personal communications systems. As used herein the term "personal communication systems" shall mean wireless telecommunications systems licensed by the Federal Communications Commission which utilize radio frequencies within the following bands:

                             1850-1865/1930-1945MHZ
                             1870-1885/1950-1965MHZ
                             1895-1910/1975-1990MHZ
                             1865-1870/1945-1950MHZ
                             1885-1890/1965-1970MHZ
                             1890-1895/1970-1975MHZ


                                   ARTICLE IV
                                   ----------

                                 Capitalization
                                 --------------

                  (a) Authorized Shares. The total number of shares of all classes of stock which the corporation shall have authority to issue is one hundred ninety million (190,000,000) shares, consisting of sixty million (60,000,000) Common Shares with a par value of $1.00 per share; sixty million (60,000,000) Series A Common Shares with a par value of $1.00 per share; sixty million (60,000,000) Series B Common Shares with a par value of $1.00 per share; and ten million (10,000,000) shares of Preferred Stock with a par value of $1.00 per share.

                  (b) Common Shares, Series A Common Shares and Series B Common Shares. (1) The powers, preferences and rights of the Common Shares, Series A Common Shares and Series B Common Shares, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as expressly provided in this Restated Certificate of Incorporation, as amended, or as otherwise required by law.

                  (2) At each annual or special meeting of stockholders, each holder of Common Shares shall be entitled to one (1) vote in person or by proxy for each Common Share standing in such holder's name on the stock transfer records of the corporation in connection with all actions submitted to a vote of stockholders, each holder of Series A Common Shares shall be entitled to fifteen (15) votes for each Series A Common Share standing in such holder's name, and holders of Series B Common Shares shall not vote on any matter, except as expressly provided in this Restated Certificate of Incorporation, as amended, or as otherwise required by the Delaware General Corporation Law.

                  (3) The number of authorized Common Shares and Series B Common Shares may be increased or decreased (but not below the number of such shares then outstanding in such class, respectively) by the affirmative vote of a majority of the Series A Common Shares by the holders thereof.

                  (c) Dividends. Dividends may be declared and paid to the holders of the Common Shares, Series A Common Shares and Series B Common Shares in cash, property, or other securities of the corporation out of any net profits or net assets of the corporation legally available therefor. If and when dividends on the Common Shares, Series A Common Shares and Series B Common Shares are declared by the board of directors, whether payable in cash, in property or in shares of stock of the corporation, the holders of Common Shares, Series A Common Shares and Series B Common Shares shall be entitled to share equally, on a per share basis, in such dividends; provided, however, that if at any time a dividend or other distribution is to be paid in capital stock of the corporation on capital stock of the corporation, such dividend or other distribution shall be paid to all holders of common stock of the corporation and may only be paid as follows:

                  (1) Common Shares may be paid to holders of Common Shares and proportionately to holders of Series A Common Shares and Series B Common Shares;

                  (2) Common Shares may be paid to holders of Common Shares at the same time that Series A Common Shares are paid proportionately to holders of Series A Common Shares and Series B Common Shares are paid proportionately to holders of Series B Common Shares;

                  (3) Series A Common Shares may be paid to holders of Series A Common Shares and proportionately to holders of Common Shares and Series B Common Shares; or

                  (4) Series B Common Shares may be paid to holders of Series B Common Shares and proportionately to holders of Common Shares and Series A Common Shares;

and in the case of any such dividend or other distribution the board of directors may permit the holders of any class of common stock to elect to receive cash in lieu of stock.

                  (d) Stock Splits, Subdivisions and Combinations. If the corporation shall in any manner split, subdivide or combine the outstanding shares of any class of common stock, the outstanding shares of each other class of common stock shall be proportionately split, subdivided or combined in the same manner and on the same basis.

                  (e) Liquidation. The holders of Common Shares, Series A Common Shares and Series B Common Shares shall be entitled to receive the same amount or distribution per share upon the liquidation, dissolution or winding up of the affairs of the corporation. A consolidation, merger or reorganization of the corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be considered a liquidation, dissolution or winding up of the corporation within the meaning of these provisions.

                  (f) Distributions of Subsidiaries. Notwithstanding the provisions of subsections (c) and (e) of Article IV, if the corporation at any time distributes to the holders of common stock of the corporation the stock of a Subsidiary (as hereinafter defined) having two or more classes of common stock outstanding that have relative rights, preferences and limitations vis-a-vis each other that, in the judgment of the board of directors, are similar in all material respects to the relative rights, preferences and limitations of two or more classes of common stock of the corporation vis-a-vis each other (except for any variations in rights, preferences and limitations that are (1) necessary to enable a class of common stock of the Subsidiary to be traded on an exchange or through the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ System"); (2) due to differences in the laws of the states of incorporation of the corporation and the Subsidiary; or (3) equally applicable to two or more classes of common stock of the Subsidiary), then each class of common stock of the Subsidiary shall be distributed to the extent practicable to the holders of the corresponding class of common stock of the corporation, provided that the same number of shares on a per share basis shall be distributed with respect to shares of each applicable class of common stock of the corporation.

                  (g) Pre-emptive Rights. No holder of stock of the corporation shall have any pre-emptive right to subscribe for or acquire any unissued or treasury stock or other securities of the corporation, whether such stock or securities be hereby or hereafter authorized, except as may be specifically granted pursuant to a contract with the corporation approved by the board of directors and except that holders of Series A Common Shares shall have a pre-emptive right to acquire unissued or treasury Series A Common Shares or securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Series A Common Shares; provided, however, that no pre-emptive right shall exist to acquire any Series A Common Shares sold otherwise than for cash. The pre-emptive right of each holder of Series A Common Shares may be exercised in full, or in part to the extent determined by each holder, and in no event shall the exercise of such right be conditioned on subscribing for or acquiring any minimum amount or proportion of stock or other securities.

                 (h) Conversion of Series A Common Shares. Each outstanding Series A Common Share shall be convertible into one Common Share. Series A Common Shares so converted shall not be reissued. Any such conversion shall be effected by the presentation and surrender of the certificates representing the Series A Common Shares to be converted, at the office of the corporation or at such other place as may from time to time be designated by the corporation, in such form and accompanied by all transfer taxes (or proof of payment thereof), if any, as shall be required for such transfer, and upon such surrender, the holder of such shares shall be entitled to receive in exchange therefor certificates for fully paid and nonassessable Common Shares of the corporation at the rate aforesaid, and such holder shall be registered as the holder of such Common Shares.

                 (i) Mandatory Redemption. Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, any outstanding shares of stock of the corporation shall be subject to redemption by the corporation, by action of the board of directors, if in the judgment of the board of directors such action should be taken, pursuant to ss. 151(b) of Title 8 of the Delaware

Code or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the corporation or any of its Subsidiaries to conduct any portion of the business of the corporation or any of its Subsidiaries, which license or franchise is conditioned upon some or all of the holders of the corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                  (1) the redemption price of the shares to be redeemed pursuant to this subsection (i) shall be equal to the lesser of (A) the Fair Market Value (as hereinafter defined) of such shares or (B) if such shares were purchased by a Disqualified Holder (as hereinafter defined) within one year of the Redemption Date (as hereinafter defined), such Disqualified Holder's purchase price for such shares;

                  (2) the redemption price of such shares may be paid in cash, Redemption Securities (as hereinafter defined) or any combination thereof;

                  (3) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the board of directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the board of directors;

                  (4) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                  (5) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                  (6) such other terms and conditions as the board of directors shall determine.

                  (j) Minority Protection Offers. (1) If, after the Effective Time (as hereinafter defined), any person or group acquires beneficial ownership of 10% or more of the then issued and outstanding Common Shares (other than upon original issuance by the corporation, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan), and such person or group (a "Related Person") does not own an equal or greater percentage of the Series B Common Shares acquired after the record date for the first issuance of Series B Common Shares (the "Distribution Date"), such person or group shall, within a 90-day period beginning the day after becoming a Related Person, make a public tender offer in compliance with all applicable laws and regulations to acquire Series B Common Shares as provided in this subsection (j) of Article IV (a "Minority Protection Offer").

                  (2) In each Minority Protection Offer, the Related Person shall make a public tender offer to acquire that number of Series B Common Shares determined by (A) multiplying the percentage of outstanding Common Shares beneficially owned on the date such person or group became a Related Person and acquired after the Effective Time by such Related Person by the total number of Series B Common Shares outstanding on such date, and (B) subtracting therefrom the total number of Series B Common Shares beneficially owned on such date and acquired after the Distribution Date by such Related Person (including shares acquired on such date at or prior to the time such person or group became a Related Person). The Related Person shall acquire all of such shares validly tendered; provided, however, that if the number of Series B Common Shares tendered to the Related Person exceeds the number of shares required to be acquired pursuant to the formula set forth in this clause (2), the number of Common Shares acquired from each tendering holder shall be pro rata in proportion to the total number of Series B Common Shares tendered by all tendering holders.

                  (3) The offer price for any Series B Common Shares required to be purchased by the Related Person pursuant to this provision shall be the greater of (A) the highest price per share paid by the Related Person for any Common Share in the six-month period ending on the date such person or group became a Related Person, or (B) the highest reported sales price of a Common Share or Series B Common Share on the NASDAQ System (or such securities exchange or other quotation system as is then the principal trading market for such shares) on the date such person or group became a Related Person or, in case no such sale takes place, the Closing Price (as hereinafter defined) on the prior trading day. For purposes of clause (4) below, the applicable date for the calculations required by the preceding sentence shall be the date on which the Related Person becomes required to engage in a Minority
         Protection Offer. In the event that the Related Person has acquired Common Shares in the six-month period ending on the date such person or group becomes a Related Person for consideration other than cash, the value of such consideration per Common Share shall be as determined in good faith by the board of directors.

                  (4) A Minority Protection Offer shall also be required to be effected by any Related Person that acquires beneficial ownership of the next higher integral multiple of 5% (e.g. 15%, 20%, 25%, etc.) of the outstanding Common Shares after the Effective Time (other than upon issuance or sale by the corporation, by operation of law, by will or the laws of descent and distribution, by gift, or by foreclosure of a bona fide loan) if such Related Person does not then own an equal or greater percentage of the Series B Common Shares acquired after the Distribution Date. Such Related Person shall be required to make a public tender offer to acquire that number of Series B Common Shares prescribed by the formula set forth in clause (2) above, and shall acquire all shares validly tendered or a pro rata portion thereof, as specified in said clause (2), at a price determined pursuant to clause
         (3) above.

                  (5) If any Related Person fails to make an offer required by this subsection (j) of Article IV, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Related Person shall not be entitled to vote any Common Shares beneficially owned by such Related Person and acquired by such Related Person after the Effective Time unless and until such requirements are complied with or unless and until all Common Shares causing such offer requirement to be effective are no longer beneficially owned by such Related Person.

                  (6) The Minority Protection Offer requirement shall not apply to any increase in percentage ownership of Common Shares resulting solely from a change in the total number of Common Shares outstanding, provided that any acquisition after such change which results in any person or group owning 10% or more of the Common Shares, excluding, in the case of the numerator but not of the denominator of the calculation of such percentage, Common Shares held by such Related Person immediately after the Effective Time, shall be subject to any Minority Protection Offer requirement that would be imposed with respect to a Related Person pursuant to this subsection (j) of Article IV.

                  (7) All calculations with respect to percentage ownership of issued and outstanding Common Shares or Series B Common Shares shall be based upon the numbers of issued and outstanding shares reported by the corporation on the last filed of (A) the corporation's most recent annual report on Form 10-K, (B) its most recent Quarterly Report on Form 10-Q, or (C) if any, its most recent Current Report on Form 8-K.

                  (8) For purposes of this subsection (j) of Article IV, the term "person" means a natural person, company, government, or political subdivision, agency or instrumentality of a government, or other entity, "beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation.

                  (9) In the event of a merger or consolidation of the corporation with or into another entity (whether or not the corporation is the surviving entity), the holders of Series B Common Shares shall be entitled to receive the same per share consideration as the per share consideration, if any, received by any holders of the Common Shares in such merger or consolidation.

                  (k) Power to Sell Stock. The board of directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such person, firm, association or corporation, and for such consideration as the board of directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

                  (l) Power to Repurchase Stock. The board of directors shall have the power to purchase shares of any class of stock herein or hereafter authorized from such person, firm, association or corporation, and for such consideration as the board of directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                  (m)  Preferred  Stock.  The board of  directors  is  expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of one or more series of Preferred Stock, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in addition to and not inconsistent with those specifically set forth in this Restated Certificate of Incorporation and as shall be stated and expressed in the resolution or resolutions adopted by the board of directors; provided, however, that no shares of any series of Preferred Stock shall be issued for consideration of less than $100 per share, have more than one (1) vote per share with respect to any matter, or have separate class-voting rights with respect to the election of directors or any other matter. In no event shall Preferred Stock of any series be split or divided in any manner, nor shall any dividends or other distributions payable in stock of the corporation of any class or series be paid or payable on Preferred Stock.

                  (n) Effective Time. Effective as of the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to ss. 103 of Title 8 of the Delaware Code (the "Effective Time"), the 1,000 shares of common stock, par value $1.00 per share, of the corporation, representing all the issued and outstanding capital stock of the corporation ("Outstanding Common Stock") shall, without any action on the part of the holder thereof, be converted into 19,086,000 Common Shares and 40,000,000 Series A Common Shares, all of which shall be fully paid and nonassessable. Upon the surrender of certificates representing shares of Outstanding Common Stock, the corporation or any agent of the corporation appointed for such purpose shall issue in exchange therefor one or more certificates representing the shares into which the shares of Outstanding Common Stock have been converted in accordance with the foregoing.


                                    ARTICLE V
                                    ---------

                  Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.


                                   ARTICLE VI
                                   ----------

                                    Directors
                                    ---------

                  (a)      Number; Classes; Changes.  The number of directors of
the corporation shall be fixed by or pursuant to the bylaws of the corporation, but shall not be less than three, and, commencing with the 1996 annual meeting of stockholders, the directors shall be divided into three classes, which shall be as nearly equal in number as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full three-year term to succeed those whose terms expire. If the number of directors fixed by or pursuant to the bylaws of the corporation is changed at any time, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the board of directors so as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.

                  (b) Voting in Elections. With respect to the election of directors, the holders of Common Shares, voting as a class, shall be entitled to elect at each annual meeting that number of directors which (together with all directors whose terms do not expire at the time of such election and who were previously elected by such holders) constitutes 25% of the number of directors of the corporation fixed by or pursuant to the bylaws of the corporation
(rounded up to the nearest whole number). After the holders of Common Shares have voted with respect to the election of directors, the holders of (A) Preferred Stock entitled to vote thereon, and (B) Series A Common Shares, both voting together as one class, shall be entitled to elect at each annual meeting that number of directors which (together with all directors whose terms do not expire at the time of such election and who were previously elected by such holders) constitutes 75% of the number of directors fixed by or pursuant to the bylaws of the corporation (rounded down to the nearest whole number); provided, however, that in the event the number of issued and outstanding Series A Common Shares at the time of an annual meeting is less than 500,000, then the holders of Common Shares shall be entitled to vote with the holders of Series A Common Shares and Preferred Stock entitled to vote thereon for the directors such holders are entitled to elect at such meeting, in which case the holders of Common Shares, Series A Common Shares, and Preferred Stock entitled to vote thereon, shall vote together without regard to class.

                  (c) Vacancies. Vacancies and newly created directorships of the Preferred Stock and Series A Common Shares shall be filled by the holders of such classes. Vacancies and newly created directorships of the Common Shares shall be filled by the holders of such class, if a vacancy or newly created directorship is to be filled at an annual meeting of stockholders, or by a majority of the directors then in office, if the vacancy or newly created directorship is to be filled between annual meetings of stockholders. Vacancies and newly created directorships with respect to directors elected by the holders of Common Shares, Series A Common Shares, and Preferred Stock entitled to vote thereon, voting together without regard to class, shall be filled by the holders of such classes, if a vacancy or newly created directorship is to be filled at an annual meeting of stockholders, or by a majority of the directors then in office, if the vacancy or newly created directorship is to be filled between annual meetings of stockholders. A director chosen by a majority of the directors then in office to fill a vacancy or a newly created directorship shall cease to hold office at the next annual meeting of stockholders held thereafter, whether the term of office of the class for which the director was chosen expires at that meeting or not. In all other cases, directors chosen to fill vacancies and newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

                  (d) Ballots. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.


                                   ARTICLE VII
                                   -----------

                  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, amend or repeal the bylaws of the corporation.


                                  ARTICLE VIII
                                  ------------

                  No opportunity, transaction, agreement or other arrangement to which TDS, or any other person in which TDS has or acquires a financial interest, is or shall become a party, shall be the property or a corporate opportunity of the corporation or its Subsidiaries, unless (a) not less than 500,000 Series A Common Shares are outstanding, and (b) such opportunity, transaction, agreement or other arrangement relates solely to the construction of, the ownership of interests in and/or the management and operation of personal communications systems. The existence or presence of the conditions set forth in the immediately preceding sentence shall not be deemed to entitle the corporation conclusively to the benefit of such opportunity, transaction, agreement or other arrangement.


                                   ARTICLE IX
                                   ----------

                  A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the corporation be liable to account to the corporation for any profit realized by him from or through any transaction or contract of the corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for authorization, approval or ratification of transactions or contracts between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

                                    ARTICLE X
                                    ---------

                  For purposes of this Restated Certificate of Incorporation:

             "Disqualified Holder" shall mean any holder of shares of stock of the corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the corporation by any other holders, may result, in the judgment of the board of directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the corporation or any of its Subsidiaries to conduct any portion of the business of the corporation or any of its Subsidiaries.

                  "Fair Market Value" of a share of the corporation's stock of any class or series shall mean the average Closing Price for such a share for each of the 20 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to subsection (i)(4) of
         Article IV; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or on the NASDAQ System, "Fair Market Value" shall be determined by the board of directors in good faith. "Closing Price" on any day means the last reported sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the NASDAQ System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the board of directors in good faith.

                  "personal communication systems" shall have the meaning specified in Article III.

                  A "person" shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or similar organization, a government or any political subdivision thereof, or any other legal entity.

                  "Redemption Date" shall mean the date fixed by the board of directors for the redemption of shares of stock of the corporation pursuant to subsection (i) of Article IV.

                  "Redemption Securities" shall mean any debt or equity securities (other than Series A Common Shares or securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Series A Common Shares) of the corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the board of directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the board of directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to subsection (i)(4) of Article IV, at least equal to the price required to be paid pursuant to subsection
         (i)(1) of Article IV (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

                  "Subsidiary", with respect to a specified person, shall mean any person whose accounts are included in the consolidated financial statements of the specified person and its Subsidiaries prepared in accordance with generally accepted accounting principles at the time.

                  "TDS"  means  Telephone  and  Data  Systems,   Inc.,  an  Iowa
         corporation, and any successor by merger, consolidation or otherwise to such corporation.

                                   ARTICLE XI
                                   ----------

                  (a) Limitation on Liability. A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under ss. 174 of Title 8 of the Delaware Code, or (4) for any transaction from which the director or officer is found by a court of law to have derived an improper personal benefit.

                  (b) Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection (c) of this Article XI, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XI or otherwise. The corporation may, by action of its board of directors, provide indemnification to other employees or agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (c) Claims for  Indemnification.  If a claim under  subsection
(b) of this Article XI is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (d) Non-Exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (e) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against the expense, liability or loss under the General Corporation Law of Delaware.


                                   ARTICLE XII
                                   -----------

                  In   accordance   with   Section   203(b)(3)  of  the  General
Corporation Law of the State of Delaware (the "GCL") the corporation expressly elects not to be governed by Section 203 of the GCL.

                                  ARTICLE XIII
                                  ------------

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                    * * * * *

                  This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said AMERICAN PORTABLE TELECOM, INC. has caused this Certificate to be signed by Donald W. Warkentin, its President and attested by Michael G. Hron, its Secretary, this 19th day of April, 1996.


                                       AMERICAN PORTABLE TELECOM, INC.



                                       By:       /s/ Donald W. Warkentin
                                                 ---------------------------
                                                 Donald W. Warkentin
                                                 President

ATTEST:


By:      /s/ Michael G. Hron
         ----------------------
         Michael G. Hron
         Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                          OAK PARK COMMUNICATIONS, INC.

                                      INTO

                         AMERICAN PORTABLE TELECOM, INC.



                  American Portable Telecom, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:


                  FIRST: That this Corporation was incorporated on the 23rd day of July, 1991, pursuant to the General Corporation Law of the State of Delaware. The name of the corporation set forth in the original Certificate of Incorporation of the Corporation was "American Portable Telecommunications, Inc."

                  SECOND: That a Certificate of Amendment to the Certificate of Incorporation was filed on January 18, 1996, amending the name of the corporation to "American Portable Telecom, Inc."

                  THIRD: That a Restated Certificate of Incorporation of the Corporation was filed on April 19, 1996, which amended and restated the Certificate of Incorporation, as amended, of the Corporation.

                  FOURTH: That this Corporation owns all of the outstanding shares of the capital stock of Oak Park Communications, Inc., a Delaware corporation ("Oak Park"), which was incorporated on the 20th day of September, 1996.

                  FIFTH: That the merger of Oak Park with and into this Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware was approved by the adoption of the following resolutions of the Board of Directors of this Corporation by a unanimous written consent dated as of November 12, 1996, and which resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof:

                  RESOLVED, that the Board of Directors of the Corporation, hereby declares it advisable and in the best interests of the Corporation to change the name of the Corporation to "Aerial Communications, Inc.";

                  FURTHER RESOLVED, that, in order to effect the change in the name of the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware, the proper officers of the Corporation be, and they are hereby, authorized and directed to cause Oak Park Communications, Inc. a Delaware corporation and wholly-owned subsidiary of the Corporation ("Subsidiary"), to be merged with and into the Corporation;

                  FURTHER RESOLVED, that the Corporation shall assume all of the obligations of Subsidiary pursuant to said Section 253 and that all of the outstanding shares of capital stock of Subsidiary be, and they are hereby, cancelled and retired and no shares of the capital stock of the Corporation, cash or other consideration shall be issued in exchange therefor;

                  FURTHER RESOLVED, that the merger of Subsidiary with and into the Corporation shall become effective upon the filing with the Secretary of State of the State of Delaware, in accordance with Section 103 of the General Corporation Law of the State of Delaware, of a Certificate of Ownership and Merger pursuant to said Section 253;

                  FURTHER RESOLVED, that the proper officers of the Corporation be, and they are hereby, authorized and directed to execute a Certificate of Ownership and Merger setting forth the resolutions to merge Subsidiary with and into the Corporation, to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy thereof to be recorded in the office of the Recorder of Deeds of the appropriate county in the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect the merger;

                  FURTHER RESOLVED, that upon the effectiveness of the merger of Subsidiary with and into the Corporation, the name of the Corporation shall be "Aerial Communications, Inc." and the first article of the Restated Certificate of Incorporation of Corporation, as amended and in effect immediately prior to the time the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware, shall be amended to read after such time as follows:

                                   "ARTICLE I

                  The name of the corporation is:

                          AERIAL COMMUNICATIONS, INC."

                  FURTHER RESOLVED, that anything herein or elsewhere to the contrary notwithstanding, the merger of Subsidiary with and into the Corporation may be abandoned by the Board of Directors of the Corporation at any time prior to the date of filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

                  FURTHER RESOLVED, that upon the effectiveness of the merger of Subsidiary with and into the Corporation, the proper officers of the Corporation be, and they are hereby, authorized and directed to cause, if necessary or appropriate, the Certificate of Ownership and Merger and any required supplementary or other documents to be filed with the Secretary of State of each state in which the Corporation is qualified to do business as a foreign corporation as evidence of the change of the Corporation's name;

                  FURTHER RESOLVED, that upon the effectiveness of the merger of Subsidiary with and into the Corporation, the proper officers of the Corporation be, and they are hereby, authorized and directed to cause, if necessary or appropriate, the Certificate of Ownership and Merger to be recorded in the United States Patent and Trademark Office and in any appropriate foreign registry office of patents and trademarks, as evidence of the change of the Corporation's name;

                  FURTHER RESOLVED, that in the event that the purposes of the above resolutions of the Board of Directors cannot be accomplished as planned for any reason whatsoever, the officers of this Corporation are authorized and directed to take all such actions as they may deem necessary or advisable in order to accomplish such purposes to the extent practicable (including, without limitation, adjustment of the specific wording (but not the sense or purpose) of the foregoing resolutions, if necessary, to comply with applicable state filing requirements); provided, that the essential purposes achieved remain the same as those approved and adopted by this Board by the foregoing resolutions; and

                  FURTHER RESOLVED, that the officers of the Corporation be, and they are hereby, authorized and directed to execute and deliver, on behalf of the Corporation, such other documents, instruments and certificates and to take such other actions as each such officer, in his or her sole discretion, deems necessary or appropriate to carry out the full intent and purposes of the foregoing resolutions.


                  SIXTH: This merger shall be effective upon filing with the Secretary of State of the State of Delaware.
                                    * * * * *

                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate of Ownership and Merger to be signed by its Chairman and attested by its Secretary this 12th day of November, 1996.

                                         AMERICAN PORTABLE TELECOM, INC.



                                         By:      /s/ LeRoy T. Carlson, Jr.
                                                  ------------------------------
                                                  LeRoy T. Carlson, Jr.
                                                  Chairman


ATTEST:



By:      /s/ Michael G. Hron
         --------------------
         Michael G. Hron
         Secretary

                            CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           AERIAL COMMUNICATIONS, INC.
                      f/k/a AMERICAN PORTABLE TELECOM, INC.


                  The undersigned officers, LeRoy T. Carlson, Jr. and Michael G. Hron, Chairman and Secretary, respectively, of AERIAL COMMUNICATIONS, INC., f/k/a AMERICAN PORTABLE TELECOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY THAT:

                1. This Corporation was incorporated on the 23rd day of July, 1991, pursuant to the General Corporation Law of the State of Delaware.

                2. A Restated Certificate of Incorporation of the Corporation was filed on April 19, 1996, which amended and restated the Certificate of Incorporation, as amended, of the Corporation.

                3. This Certificate of Correction is being filed for the purpose of changing the reference to "1996" in the first sentence of paragraph
(a) of Article VI of the Restated Certificate of Incorporation referred to in 2 above to refer to "1997." Such change is being made to reflect the intended year, which was not properly reflected in the Restated Certificate of Incorporation due to a clerical error.

                  IN WITNESS WHEREOF, we have hereunto subscribed our names this 12th day of November, 1996.

                                           AERIAL COMMUNICATIONS, INC.


                                           By:      /s/ LeRoy T. Carlson, Jr.
                                                    ----------------------------
                                                    LeRoy T. Carlson, Jr.
                                                    Chairman

Attest:


/s/ Michael G. Hron
--------------------
Michael G. Hron
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           AERIAL COMMUNICATIONS, INC.

                                    * * * * *

                  AERIAL COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the board of directors by a unanimous vote at a meeting adopted a resolution declaring advisable and approving an amendment to the Restated Certificate of Incorporation of the corporation, as amended, a copy of which amendment is attached hereto as Exhibit A.

                  SECOND: That the aforesaid amendment was duly approved and adopted by the requisite vote of the stockholders of the corporation in accordance with the applicable provisions of ss.242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Aerial Communications, Inc. has caused this certificate to be signed by its chairman, and attested by its secretary, this 12th day of May, 1997.

                                            AERIAL COMMUNICATIONS, INC.



                                            By:      /s/ LeRoy T. Carlson, Jr.
                                                     ---------------------------
                                                     LeRoy T. Carlson, Jr.
                                                     Chairman


ATTEST:



By:      /s/ Michael G. Hron
         --------------------
         Michael G. Hron
         Secretary

                                                                  EXHIBIT A

                                    AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           AERIAL COMMUNICATIONS, INC.


                  Paragraph (a) of Article VI of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety as follows:

         "(a) Authorized Shares. The total number of shares of all classes of stock which the corporation shall have authority to issue is two hundred thirty million (230,000,000) shares, consisting of one hundred million (100,000,000) Common Shares, with a par value of $1.00 per share; sixty million (60,000,000) Series A Common Shares, with a par value of $1.00 per share; sixty million (60,000,000) Series B Common Shares, with a par value of $1.00 per share; and ten million (10,000,000) shares of Preferred Stock, with a par value of $1.00 per share."